Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Trasimene Capital FT, LLC II

Address of Joint Filer:	c/o
1701 Village Center Circle,
Las Vegas, NV, 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Foley Trasimene Acquisition Corp. II [BFT]

Date of Event Requiring Statement (Month/Day/Year):	08/18/2020

Designated Filer:	Foley Trasimene Acquisition Corp. II

Signature:

By:	/s/ Michael L. Gravelle, Attorney-in-Fact for Trasimene Capital FT, LLC II

Dated: August 18, 2020

Joint Filer Information

(continued)

Name of Joint Filer:	William P. Foley, II

Address of Joint Filer:	c/o
1701 Village Center Circle,
Las Vegas, NV, 89134

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Foley Trasimene Acquisition Corp. II [BFT]

Date of Event Requiring Statement (Month/Day/Year):	08/18/2020

Designated Filer:	Foley Trasimene Acquisition Corp. II

Signature:

By:	/s/ Michael L. Gravelle, Attorney-in-Fact for William P. Foley, II

Dated: August 18, 2020